Exhibit 99.1

For Immediate Release Synchrony Financial (NYSE: SYF) July 20, 2021

SECOND QUARTER 2021 RESULTS AND KEY METRICS

$78.4B Loan Receivables	5.3% Return on Assets	17.8% CET1 Ratio	$521M Capital Returned	CEO COMMENTARY

Brian Doubles, Synchrony’s President and Chief Executive Officer, said, “We continue to deliver strong financial results, reflecting the power of our technology-enabled model, the durability of our partner-centric value propositions, and the diversity in our portfolio.
“The hallmarks of our business — including exceptional digital capabilities, advanced data analytics, and our wide breadth of products and services — are key differentiators that enable us to deliver attractive financing solutions and seamless customer experiences, while also addressing our partners' evolving needs.
“Synchrony is very well positioned to continue to win and renew key partnerships and solidify ourselves as a leading provider of one of the industry’s most complete, digitally-enabled consumer payments and financing product suites.”

Synchrony Reported Second Quarter Net Earnings of $1.2 Billion or $2.12 Per Diluted Share

Purchase Volume Growth Accelerated as Consumer Confidence Improved

Continued Strength in Credit Performance, Contributing to a 112% Decrease in Provision for Credit Losses

STAMFORD, Conn. – Synchrony Financial (NYSE: SYF) today announced second quarter 2021 net earnings of $1.2 billion, or $2.12 per diluted share, compared to $48 million, or $0.06 per diluted share in the second quarter 2020.

KEY OPERATING & FINANCIAL METRICS*
RECORD NET EARNINGS DRIVEN BY A STRONG CONSUMER, AS REFLECTED IN PURCHASE VOLUME GROWTH AND CREDIT QUALITY
•Purchase volume increased 35% to $42.1 billion
•Loan receivables increased $0.1 billion to $78.4 billion
•Average active accounts increased 2% to 65.8 million
•New accounts increased 58% to 6.3 million
•Net interest margin increased 25 basis points to 13.78%
•Efficiency ratio increased 330 basis points to 39.6%
•Net earnings of $1.2 billion, or $2.12 per diluted share, compared to $48 million, or $0.06 per diluted share
•Return on assets increased 5 percentage points to 5.3%
•Return on equity increased 35 percentage points to 36.5%

CFO COMMENTARY	BUSINESS AND FINANCIAL RESULTS FOR THE SECOND QUARTER OF 2021*

Brian Wenzel, Synchrony’s Executive Vice President and Chief Financial Officer, said, “Purchase volume increased significantly during the second quarter 2021, reflecting the impacts of stimulus, the lifting of remaining government restrictions and increased consumer confidence.
“Customer payment rates continue to remain elevated, however, due to the impact of government stimulus and industry-wide forbearance measures. While this hindered loan receivables growth and yield, it supported continued strength in credit performance and led to lower provision for credit losses.
“We remain focused on optimizing the key drivers of our business to drive sustainable growth, achieve strong returns, and generate and return considerable capital to our shareholders over the long-term.”

BUSINESS HIGHLIGHTS
CONTINUED TO WIN AND RENEW KEY PARTNERSHIPS
•Announced a multi-year renewal with TJX Companies, Inc., further extending our 10+ year partnership, and renewed 10 additional programs, including Shop HQ, Mitchell Gold Co., Daniels, and Sutherlands
•Added 4 new programs, including JCB and Ochsner Health

FINANCIAL HIGHLIGHTS
EARNINGS GROWTH DRIVEN BY STRONG CONSUMER AS CREDIT IMPROVEMENT OFFSETS LOWER YIELD
•Interest and fees on loans decreased 6% to $3.6 billion
•Net interest income decreased $84 million, or 2%, to $3.3 billion, mainly due to lower finance charges and late fees.
•Retailer share arrangements increased $233 million, or 30%, to $1.0 billion, reflecting the decrease in the provision for credit losses, including lower net charge-offs and program performance.
•Provision for credit losses decreased $1.9 billion, or 112%, to $(194) million, driven by an $878 million reserve reduction and lower net charge-offs.
•Other income decreased $6 million, or 6%, to $89 million, largely driven by higher program loyalty costs from higher purchase volume.
•Other expense decreased $38 million, or 4%, to $948 million, mainly driven by lower operational losses, partially offset by higher employee, marketing and business development, and information processing costs.
•Net earnings increased to $1.2 billion compared to $48 million.

CREDIT QUALITY
CREDIT PERFORMANCE CONTINUED TO BE DRIVEN BY A STRONG CONSUMER
•Loans 30+ days past due as a percentage of total period-end loan receivables were 2.11% compared to 3.13% last year.
•Net charge-offs as a percentage of total average loan receivables were 3.57% compared to 5.35% last year.
•The allowance for credit losses as a percentage of total period-end loan receivables was 11.51%.

SALES PLATFORM HIGHLIGHTS
DIVERSITY ACROSS OUR PLATFORMS CONTINUES TO PROVIDE RESILIENCE
•Home & Auto period-end loan receivables increased 1% as purchase volume increased 25%, reflecting continued strength in our home partners and merchants. Interest and fees on loans decreased 6%, driven primarily by lower finance charge yield as payment rates remain elevated, and average active accounts decreased 1%.
•Digital period-end loan receivables increased 2% and purchase volume increased 30%, reflecting strength in digital-based partners who have continued to be positively impacted by the effects of government restrictions on in-person retail experiences. Interest and fees on loans decreased 2%, driven primarily by lower finance charge yield as payment rates remain elevated, while average active accounts increased 5%.
•Diversified & Value period-end loan receivables decreased 5% reflecting the impact of store closures in 2020, as well as prior year government restrictions and elevated payment rates. Purchase volume increased 51%, reflecting the lifting of government restrictions on in-person retail experiences. Interest and fees on loans decreased 14%, driven primarily by lower loan receivables, and average active accounts increased 4%.
•Health & Wellness period-end loan receivables increased 3% and purchase volume increased 53% reflecting higher consumer confidence to undertake elective procedures, as well as the lifting of government restrictions on in-person experiences. Interest and fees on loans decreased 2%, driven primarily by lower finance charge yield as payment rates remain elevated, and average active accounts decreased 6%.
•Lifestyle period-end loan receivables and purchase volume both increased 9%, reflecting continued strength in power sports. Interest and fees on loans increased 6%, driven primarily by loan receivables growth, and average active accounts decreased 1%.

BALANCE SHEET, LIQUIDITY & CAPITAL
FUNDING, CAPITAL & LIQUIDITY REMAIN ROBUST
•Period-end loan receivables increased to $78.4 billion compared to $78.3 billion; purchase volume increased 35% and average active accounts increased 2%.
•Deposits decreased $4.3 billion, or 7%, to $59.8 billion and comprised 81% of funding.
•Total liquidity (liquid assets and undrawn credit facilities) of $21.2 billion, or 23.0% of total assets.
•Total capital returned of $521 million, reflecting $393 million of share repurchases and $128 million of common stock dividends.
•The Company has elected to defer the regulatory capital effects of CECL for two years; the estimated Common Equity Tier 1 ratio was 17.8% compared to 15.3%, and the estimated Tier 1 Capital ratio was 18.7% compared to 16.3%, reflecting our strong capital generation capabilities.

*All comparisons are for the second quarter of 2021 compared to the second quarter of 2020, unless otherwise noted.

CORRESPONDING FINANCIAL TABLES AND INFORMATION
No representation is made that the information in this news release is complete. Investors are encouraged to review the foregoing summary and discussion of Synchrony Financial's earnings and financial condition in conjunction with the detailed financial tables and information that follow and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed February 11, 2021, and the Company’s forthcoming Quarterly Report on Form 10-Q for the quarter ended June 30, 2021. The detailed financial tables and other information are also available on the Investor Relations page of the Company’s website at www.investors.synchronyfinancial.com. This information is also furnished in a Current Report on Form 8-K filed with the SEC today.

CONFERENCE CALL AND WEBCAST
On Tuesday, July 20, 2021, at 8:00 a.m. Eastern Time, Brian Doubles, President and Chief Executive Officer, and Brian Wenzel Sr., Executive Vice President and Chief Financial Officer, will host a conference call to review the financial results and outlook for certain business drivers. The conference call can be accessed via an audio webcast through the Investor Relations page on the Synchrony Financial corporate website, www.investors.synchronyfinancial.com, under Events and Presentations. A replay will also be available on the website.

ABOUT SYNCHRONY FINANCIAL
Synchrony (NYSE: SYF) is a premier consumer financial services company. We deliver a wide range of specialized financing programs, as well as innovative consumer banking products, across key industries including digital, retail, home, auto, travel, health and pet. Synchrony enables our partners to grow sales and loyalty with consumers. We are one of the largest issuers of private label credit cards in the United States; we also offer co-branded products, installment loans and consumer financing products for small- and medium-sized businesses, as well as healthcare providers.

Synchrony is changing what’s possible through our digital capabilities, deep industry expertise, actionable data insights, frictionless customer experience and customized financing solutions.

For more information, visit www.synchrony.com and Twitter: @Synchrony.

Investor Relations	Media Relations
Kathryn Miller	Sue Bishop
(203) 585-6291	(203) 585-2802

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This news release contains certain forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the "safe harbor" created by those sections. Forward-looking statements may be identified by words such as "expects," "intends," "anticipates," "plans," "believes," "seeks," "targets," "outlook," "estimates," "will," "should," "may" or words of similar meaning, but these words are not the exclusive means of identifying forward-looking statements. Forward-looking statements are based on management's current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include global political, economic, business, competitive, market, regulatory and other factors and risks, such as: the impact of macroeconomic conditions and whether industry trends we have identified develop as anticipated, including the future impacts of the novel coronavirus disease (“COVID-19”) outbreak and measures taken in response thereto for which future developments are highly uncertain and difficult to predict; retaining existing partners and attracting new partners, concentration of our revenue in a small number of partners, and promotion and support of our products by our partners; cyber-attacks or other security breaches; disruptions in the operations of our and our outsourced partners' computer systems and data centers; the financial performance of our partners; the sufficiency of our allowance for credit losses and the accuracy of the assumptions or estimates used in preparing our financial statements, including those related to the CECL accounting guidance; higher borrowing costs and adverse financial market conditions impacting our funding and liquidity, and any reduction in our credit ratings; our ability to grow our deposits in the future; damage to our reputation; our ability to securitize our loan receivables, occurrence of an early amortization of our securitization facilities, loss of the right to service or subservice our securitized loan receivables, and lower payment rates on our securitized loan receivables; changes in market interest rates and the impact of any margin compression; effectiveness of our risk management processes and procedures, reliance on models which may be inaccurate or misinterpreted, our ability to manage our credit risk; our ability to offset increases in our costs in retailer share arrangements; competition in the consumer finance industry; our concentration in the U.S. consumer credit market; our ability to successfully develop and commercialize new or enhanced products and services; our ability to realize the value of acquisitions and strategic investments; reductions in interchange fees; fraudulent activity; failure of third parties to provide various services that are important to our operations; international risks and compliance and regulatory risks and costs associated with international operations; alleged infringement of intellectual property rights of others and our ability to protect our intellectual property; litigation and regulatory actions; our ability to attract, retain and motivate key officers and employees; tax legislation initiatives or challenges to our tax positions and/or interpretations, and state sales tax rules and regulations; regulation, supervision, examination and enforcement of our business by governmental authorities, the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and other legislative and regulatory developments and the impact of the Consumer Financial Protection Bureau’s regulation of our business; impact of capital adequacy rules and liquidity requirements; restrictions that limit our ability to pay dividends and repurchase our common stock, and restrictions that limit the Synchrony Bank’s ability to pay dividends to us; regulations relating to privacy, information security and data protection; use of third-party vendors and ongoing third-party business relationships; and failure to comply with anti-money laundering and anti-terrorism financing laws.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
For the reasons described above, we caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements that are included elsewhere in this news release and in our public filings, including under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed on February 11, 2021. You should not consider any list of such factors to be an exhaustive statement of all the risks, uncertainties, or potentially inaccurate assumptions that could cause our current expectations or beliefs to change. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by law.

NON-GAAP MEASURES
The information provided herein includes measures we refer to as "tangible common equity", and certain “CECL fully phased-in" capital measures, which are not prepared in accordance with U.S. generally accepted accounting principles ("GAAP"). For a reconciliation of these non-GAAP measures to the most directly comparable GAAP measures, please see the detailed financial tables and information that follow. For a statement regarding the usefulness of these measures to investors, please see the Company's Current Report on Form 8-K filed with the SEC today.